Exhibit 5.5

CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS DROOGBAK 1A 1013 GE AMSTERDAM PO BOX 251 1000 AG AMSTERDAM TEL +31 20 7119 000 FAX +31 20 7119 999 www.cliffordchance.com

Turlock B.V. Europalaan 202 7559 SC Hengelo The Netherlands (the “Company”)	Our ref: 80-441106765 Direct Dial: +31 (0)20 7119 340 E-mail: jurgen.vandermeer @cliffordchance.com 6 March 2026
Issue of $1,500,000,000 3.850% Notes due 2028, $1,500,000,000 3.950% Notes due 2029, $1,500,000,000 4.200% Notes due 2031, $1,000,000,000 4.500% Notes due 2033, $2,000,000,000 4.800% Notes due 2036,  $1,000,000,000 5.450% Notes due 2056 by Eaton Corporation guaranteed by, among others, Eaton Corporation plc and Turlock B.V.

1.	DESCRIPTION OF TRANSACTION / SCOPE OF OUR ROLE

1.1
We have acted as legal advisers (advocaten) in The Netherlands to Turlock B.V. of Europalaan 210, 7559 SC Hengelo, The Netherlands (the “Company”), in relation to an issue by Eaton Corporation (the “Issuer”) of $1,500,000,000 3.850% Notes due 2028, $1,500,000,000 3.950% Notes due 2029, $1,500,000,000 4.200% Notes due 2031, $1,000,000,000 4.500% Notes due 2033, $2,000,000,000 4.800% Notes due 2036,  $1,000,000,000 5.450% Notes due 2056 (together, the “Notes”) and guaranteed by Eaton Corporation plc (the “Parent”) and certain subsidiaries of the Parent, including the Company (together with the Parent, the “Guarantors”). The Issuer intends to list the Notes on the New York Stock Exchange and in connection with the issue of the Notes a preliminary prospectus supplement dated 4 March 2026 (the “Preliminary Prospectus Supplement”) and a prospectus supplement dated 4 March 2026 (the “Prospectus Supplement”, together with the Preliminary Prospectus Supplement, the “Prospectuses”) have been prepared.

CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NUMBER 0C323571. THE FIRM’S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET, LONDON, E14 5JJ. THE FIRM USES THE WORD “PARTNER” TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS. CLIFFORD CHANCE LLP IS REGISTERED IN THE NETHERLANDS WITH THE COMMERCIAL REGISTER OF THE CHAMBER OF COMMERCE UNDER NUMBER 34360401.

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1.2	In connection with the issue of the Notes it is proposed that the Company as guarantor enters into the Indenture (as defined in the Schedule hereto).

1.3
We have not been involved in structuring, drafting or negotiating the Indenture, the Prospectuses or the Notes except to suggest amendments to the extent necessary for the purpose of this opinion. Accordingly, we assume no responsibility for the adequacy of the Indenture, the Prospectuses or the Notes or for the appropriateness of any disclosures made in the Prospectuses (except to the extent expressly stated otherwise in this opinion letter).

1.4
This opinion letter is delivered to you as an exhibit to a Form 8-K filed on the date hereof in respect of the offer and sale of the Notes pursuant the registration statement on Form S-3 (Registration No. 333-281174-18), as amended from time to time (the “Registration Statement”), which the Parent initially filed with the Securities and Exchange Commission (the “SEC”) on 1 August 2024 (the “Registration”) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”). In this opinion letter capitalised terms used without definition shall, unless the context otherwise requires, have the same meanings ascribed to them in the Schedule and Indenture. Headings in this opinion are for ease of reference only and shall not affect the interpretation hereof and references to paragraphs or schedules are references to the relevant paragraph of or Schedule to this Opinion Letter, unless a contrary indication appears.

1.5	For the purpose of this opinion, where reference is made to the laws of The Netherlands or to The Netherlands in a geographical sense this should be read as a reference to:

(a)	the laws as in effect in that part of the Kingdom of the Netherlands (Koninkrijk der Nederlanden) that is located in Europe (Europees gedeelte van Nederland); and

(b)
the geographical part of the Kingdom of the Netherlands that is located in Europe, excluding, for the avoidance of doubt, any overseas nations forming part of the Kingdom of the Netherlands (such as Aruba, Curacao and St. Maarten) and any overseas special public bodies of the Kingdom of the Netherlands (such as Saba, St. Eustatius and Bonaire) and their respective laws and regulations.

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2.	DOCUMENTS EXAMINED/RELIANCE

For the purposes of giving this opinion we have examined and relied upon an original, photostatic, facsimile or electronically scanned copy of the documents listed in the Schedule hereto.

3.	ASSUMPTIONS

In examining and in describing the documents listed in the Schedule hereto and in giving this opinion we have, with your permission, assumed:

3.1
The genuineness of all signatures (including any electronic signatures) on all documents or on the originals thereof, the authenticity and completeness of all documents submitted as originals and the conformity of conformed, (photo)copy, faxed, in portable document format (PDF) or other electronic form or specimen documents to the originals thereof;

3.2	that the Resolution and the Power of Attorney remain in full force and effect and unaltered and all matters stated in the Resolution and the Power of Attorney are true and accurate;

3.3	that entering into the Indenture and the performance of its obligations thereunder will sufficiently benefit the Company and are in its best corporate interest;

3.4
that there is no works council (ondernemingsraad), Dutch central works council (centrale ondernemingsraad) or European Works Council (Europese ondernemingsraad) with jurisdiction (and the authority to render advice) over the transactions as envisaged by the Indenture;

3.5	that there are no supplemental terms and conditions agreed between the parties to the Indenture that could affect or qualify our opinion as set out herein; and

3.6	that the respective managing directors of the Company do not have a conflict of interest with the Company in respect of the entering into, execution, delivery or performance of the Indenture.

4.	SCOPE OF OUR REVIEW/MATTERS EXCLUDED

4.1
The Indenture is expressed to be governed by the laws of the State of New York. As Dutch lawyers we are not qualified to assess the meaning and consequences of the terms of the Indenture under its governing law and we have made no investigation into such laws as a basis for the opinion expressed hereafter and do not express or imply any opinion thereon. Accordingly, our review of the Indenture has been limited to the terms of such documents as they appear on the face thereof without reference to New York State law.

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4.2	We express no opinion:

4.2.1
as to any law other than the laws of The Netherlands in force as at the date hereof as applied and interpreted according to present published case law of The Netherlands courts, administrative rulings, the published policy guidelines of and written and oral communications with The Netherlands Central Bank (De Nederlandsche Bank N.V.; “DNB”), the Netherlands Ministry of Finance (Ministerie van Financiën) and the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten; “AFM”) and authoritative literature;

4.2.2
with regard to the effect of any systems of law (other than the laws of The Netherlands) even in cases where, under Netherlands law, any foreign law is applicable and we assume that any applicable law (other than Netherlands law) would not affect or qualify our opinion as set out below;

4.2.3	on the tax laws of The Netherlands;

4.2.4
save as expressly stated below, on international law, including (without limitation) the rules of or promulgated under or by any bi- or multilateral treaty or treaty organisation (unless implemented in the laws of or directly applicable in The Netherlands) or on any competition, anti-trust, state aid, anti-money laundering, data protection, market abuse or public procurement laws;

4.2.5
on any commercial, accounting, capital adequacy or other non-legal matter or on the ability of the Company to meet its respective financial or other obligations under the Indenture and this opinion letter does not discuss or confirm the financial merits or the practical feasibility of the obligations envisaged in the Indenture; and

4.2.6	on the validity and enforceability of the obligations of the Company under the Indenture.

4.3
We assume no responsibility for and have not investigated or verified: (i) any statements of fact or the reasonableness of any statements of opinion contained in the Prospectuses or (ii) the appropriateness or accuracy of any disclosures made in the Prospectuses or the accuracy of any facts, representations or warranties set out in any of the Indenture and the Prospectuses (with the exception of those matters on which we have specifically and expressly given our opinion). To the extent that the accuracy of such facts, representations and warranties not so investigated or verified and of any facts stated in any of the documents listed herein (or orally confirmed) is relevant to the contents of this opinion, we have assumed, with your permission, that such facts, representations and warranties were true and accurate and remain true and accurate.

CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

4.4
For the purpose of this opinion, other than to review the Indenture, we have not examined any contracts, instruments or other documents entered into by or affecting the Company or any corporate records of the Company and, although we have made the enquiries stated in the Schedule hereto and in paragraph 5.1 below, we have not undertaken any factual investigations or made any other enquiries or searches concerning the Company and we have otherwise assumed that:

4.4.1
none of the managing directors of the Company has been disqualified to act as a managing director pursuant to article 106a of the Dutch Bankruptcy Act (Faillissementswet) or within the meaning of articles 2:19c or 2:20a of the Dutch Civil Code;

4.4.2
none of the competent internal bodies of the Company have passed a resolution approving a voluntary winding-up of the Company (vereffening) or a merger (fusie) (as disappearing entity) or a de-merger (splitsing) (as disappearing entity);

4.4.3
the Company has not registered a declaration pursuant to article 370 Dutch Bankruptcy Act (Faillissementswet) and there is no court order imposing a stay period (afkoelingsperiode) pursuant to article 376 Dutch Bankruptcy Act (Faillissementswet) or ratifying a public scheme of arrangement (homologatie van een onderhands openbaar akkoord) pursuant to the Dutch Bankruptcy Act (Faillissementswet);

4.4.4	no petition has been presented to a court for the bankruptcy (faillissement), dissolution (ontbinding en vereffening) or moratorium of payments (surseance van betaling) of the Company;

4.4.5	no trustee, receiver, administrator (bewindvoerder) or other similar officer has been appointed in respect of the Company or any of its assets; and

4.4.6
none of the insolvency procedures listed in Annex A to Regulation (EC) No. 2015/848 of the Council on Insolvency Proceedings (as may be amended) (“EU Insolvency Procedures”) has been declared applicable to the Company by a court in one of the member states of the EU (with the exception of Denmark), other than The Netherlands (although not constituting conclusive evidence, this is confirmed by the search referred to in paragraph 5.1 below).

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4.5
Where an assumption is stated to be made in this opinion, we have not made any investigation with respect to the matters that are the subject of such assumption and we express no views as to such matters.

5.	OPINION

Based upon and subject to the foregoing and to the further qualifications set out below and subject to any factual matters, documents or events not disclosed to us by the parties concerned, having regard to such legal considerations as we deem relevant, we are of the opinion that:

5.1	Corporate Status, Power and Capacity of the Company

5.1.1
The Company is registered as: (a) a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid); (b) incorporated on 9 January 2008; and (c) validly existing under the laws of The Netherlands.

5.1.2	The Company has:

(a)
the corporate power and corporate authority to execute and deliver the Indenture and Dutch Guarantee and to undertake and to perform the obligations (and exercise its rights) expressed to be assumed by it therein; and

(b)
taken all internal corporate action required by its Articles of Association and by Dutch corporate law to approve and to authorise the execution and delivery of the Dutch Guarantee and the performance of its obligations under such Dutch Guarantee.

5.1.3
An online search performed with the Central Insolvency Register (Centraal Insolventieregister) and the EU Insolvency Register (EU Insolventieregister) referred to in articles 19a, 19b and 222b and 370 paragraph 4 of the Dutch Bankruptcy Act (Faillissementswet) has shown that the Company has not been declared bankrupt (failliet) or granted a moratorium of payments (surseance van betaling) prior to (but not including) the date hereof and that no EU Insolvency Procedures have been registered in respect of the Company.

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5.1.4	The Dutch Chamber of Commerce (Kamer van Koophandel, the “Chamber”) has confirmed to us by telephone that:

(a)	the Company has not registered a voluntary winding-up resolution;

(b)	the Chamber is not itself taking any steps to have the Company dissolved;

(c)	it has not registered an order placing any assets of the Company under administration (onderbewindstelling); and

(d)	there is no registration of any order by the Court of first instance (Rechtbank) of Amsterdam for the dissolution (ontbinding en vereffening) of the Company.

5.1.5	The searches and enquiries referred to above do not determine conclusively whether or not the matters or events enquired after have occurred or not.

6.	QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

6.1
Netherlands substantive law does not have a concept or doctrine identical to the Anglo-American concept of “trust”; nevertheless any trust validly created under its governing law by the Indenture will be recognised by the courts of The Netherlands in accordance with, and subject to the limitations of, the rules of The Hague Convention on the Law Applicable to Trusts and on their Recognition;

6.2
in issuing this opinion we do not assume any obligation to notify or inform you of any developments subsequent to its date that might render its content untrue or inaccurate in whole or in part at such time; and

6.3
no part of this opinion is to be read as a statement that all the procedures of the courts of the State of New York (such as discovery of documents or the compulsion of witnesses by subpoena) will be available against the Company.

7.	RELIANCE

This opinion:

7.1.1
expresses and describes Netherlands legal concepts in English and not in their original Dutch terms; therefore, this opinion is issued and may only be relied upon on the express condition that it shall be governed by, and that all words and expressions used herein shall be construed and interpreted in accordance with, the laws of The Netherlands;

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7.1.2	speaks as of 09.00 a.m. Amsterdam time on the date stated above;

7.1.3	is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated;

7.1.4	is an exhibit to a Current Report on Form 8-K, which Form 8-K will be incorporated by reference into the Registration Statement and may be relied upon for the purpose of the Registration.

7.1.5
each person relying on this opinion agrees, in so relying, that only Clifford Chance LLP shall have any liability in connection with this opinion, and that, except as otherwise required by the Securities Act, the agreement in this paragraph 7.1.5 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law;

7.1.6
may be filed by the Company as an exhibit to a Current Report on Form 8-K, which Form 8-K will be incorporated by reference into the Registration Statement, and to the reference to us under the caption ‘‘Legal Matters’’ in the prospectuses supplement which is a part of the Registration Statement. The previous sentence is no admittance from us or Clifford Chance LLP that we are or Clifford Chance LLP is in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

On behalf of Clifford Chance, LLP

/s/ J.L.J.M van der Meer

J.L.J.M. van der Meer
(advocaat)
Clifford Chance LLP

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SCHEDULE 1
DOCUMENTS

1.	Corporate Documents

1.1
an extract (uittreksel) dated 25 February 2026 from the Commercial Register of the Chamber under number 08169375 relating to the Company, confirmed to us by the Chamber by telephone on the time and date hereof to have remained unaltered since that date in all respects material for the purpose of this opinion (the “Extract”); and

1.2
the articles of association (statuten) of the Company dated 11 January 2018, which are the currently effective articles of association according to the extract referred to in 1.1 above (the “Articles of Association”).

2.	Corporate Resolution and Power of Attorney

A signed written resolution of the management board of the Company, dated 5 March 2026, approving, amongst others, the entering into the Indenture by the Company and the transactions contemplated thereby and granting a power of attorney to each director (bestuurder) of the Company (each an “Attorney”), acting jointly, inter alia, to sign, execute and deliver the Indenture (the “Power of Attorney”) (the “Resolution”).

3.	Documents

3.1
a fourth supplemental indenture in relation to the Notes dated 6 March 2026 and entered into between, amongst others, the Issuer, each of the guarantors thereto (including the Company) and The Bank of New York Mellon Trust Company, N.A. as the trustee (the “Fourth Supplemental Indenture”); and

3.2
a base indenture dated 9 May 2025 and entered into between, amongst others, the Issuer, each of the guarantors thereto (including the Company) and The Bank of New York Mellon Trust Company, N.A. as the trustee (the “Base Indenture” and together with the Fourth Supplemental Indenture, the ‘‘Indenture’’) including, inter alia, the guarantee of the Notes (to the extent applicable to (granted by) the Company (the “Dutch Guarantee”).